EXHIBIT 32



               CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                AND CHIEF FINANCIAL OFFICER PURSUANT TO
             SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002




     In connection with the Annual Report of California Amplifier, Inc. (the "Company") on Form 10-K for the year ended February 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Fred M. Sturm, President and Chief Executive Officer of the Company, and Richard K. Vitelle, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

        (1)  The Report fully complies with the requirements of section
13(a)
    or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                   /s/ Fred M. Sturm
                              -----------------------------
                               Fred M. Sturm
                               President and Chief Executive Officer



                                   /s/ Richard K. Vitelle
                              -----------------------------
                               Richard K. Vitelle
                               Vice President and Chief Financial Officer



May 27, 2004


A signed original of this written statement required by Section 906 has been provided to California Amplifier, Inc. and will be retained by California Amplifier, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.